Forum Energy Technologies Reports Second Quarter 2012 Diluted EPS of $0.49

•	45 percent revenue growth over prior year quarter

•	Diluted earnings per share growth of 123 percent over prior year quarter

•	Full year diluted earnings per share guidance of $1.85 to $2.00

HOUSTON, TEXAS, July 26, 2012 - Forum Energy Technologies, Inc. (NYSE:FET) today reported second quarter 2012 revenue of $374 million, up forty-five percent over second quarter 2011 revenue of $257 million. Net income for the second quarter 2012 was $44 million, compared to second quarter 2011 net income of $14 million. Diluted earnings per share for the quarter were $0.49, more than doubling second quarter 2011 diluted earnings of $0.22 per share1.

Second Quarter Results by Segment
Drilling & Subsea
Drilling & Subsea revenue in the second quarter 2012 was $223 million, an increase of seventeen percent over pro forma revenue of $190 million in the second quarter 2011. Pro forma results for the second quarter 2011 include full period contribution from acquisitions that were completed later in 2011, as if those acquired businesses had been included in the financial results for the second quarter 2011. All three product lines within Drilling & Subsea generated year over year growth, with the Drilling Technologies product line generating nearly twenty percent growth over pro forma revenue in the second quarter 2011. Reflecting the continued strengthening of demand for our PerryTM work class remotely operated vehicles (ROVs), the Subsea Technologies product line generated seventeen percent revenue growth in the second quarter 2012 over pro forma second quarter 2011. In addition to strong top line growth, Subsea Technologies significantly improved its operating margin percentage over the same quarter last year.

Production & Infrastructure
Production & Infrastructure revenue in the second quarter 2012 was $151 million, a thirty percent increase over pro forma revenue of $116 million in the second quarter 2011. Forum's Production Equipment product line generated more than forty percent revenue growth over second quarter 2011 results on strong demand for production and processing equipment and an expanded customer base. The Valve Solutions product line also generated strong top line and operating margin improvement in the second quarter 2012, with improved distribution and strong market penetration of new valve products facilitating these improvements.

Review and Outlook
Cris Gaut, Chairman and Chief Executive Officer of Forum, remarked, "Forum delivered solid revenue improvement due to strong organic growth across our product lines and the continued integration of the eight acquisitions we completed in 2011.  Our revenue growth was attributable to an increase in demand for many of our products, such as our deepwater ROVs and wellsite production and process equipment, as well as the introduction of significant new product offerings.  Demand for our valves also improved as a result of increased activity in the Canadian heavy oil and U.S. pipeline sectors.
"Forum is performing very well as reflected in our first half results, and our prospects remain bright for the balance of the year, with the exception of our Flow Equipment product line.  The weakness experienced by our pressure pumping customers is reducing demand for our flow equipment, and we expect this to continue for the balance of the year.  The outlook for Downhole Technologies, the other new product line we added through acquisitions in 2011, remains strong as international and offshore orders begin to ramp up. Each of our other four product lines is delivering very good results, and their prospects remain positive."
Forum provides diluted earnings per share guidance for full year 2012 of $1.85 to $2.00.

Significant Recent Events
The second quarter 2012 saw a number of significant orders and product development milestones. Among these were:

•
Award to our Drilling Technologies product line of complete pipe handling packages for seven rigs, each of which includes Forum's Offline Activity Crane, WranglerTM 120 Iron Roughneck, WranglerTM PW5000 Elevated Catwalk and a Rotating Mousehole tool

•	Award to our Production Equipment product line for ninety oil production separator systems ordered by a major North American producer

•	Our sixth recent, and first international, award for the EDGETM II desalting technology processing equipment to be installed in the largest refinery in Colombia

•	Delivery and first field use of the Subsea Technologies' PerryTM XT1200 trencher, a first of a kind deepwater vehicle used for subsea pipeline and cable laying operations

Conference Call Information
Forum's conference call is scheduled for July 27, 2012 at 9:00 AM CDT. During the call, the company intends to discuss second quarter 2012 results. To access the call, please call the conference call operator at 888.679.8035, or 617.213.4848 outside of North America. The access code is 14837625. The call will also be broadcast through the Investor Relations link on Forum's website. Attendees should log-in to the webcast or dial in approximately ten minutes prior to the call's start time. A replay of the call will be available for 30 days, and may be accessed by dialing 888.286.8010 from within the United States, or 617.801.6888 from international locations. The replay access code is 58249486.

Notes:
(1) Second quarter 2012 diluted earnings per share include the weighted impact of the 16.6 million shares issued in the IPO and concurrent private placement on April 12, 2012.

Forum Energy Technologies, Inc. (NYSE: FET) is a global provider of manufactured technologies and applied products to the energy industry. With approximately 3,300 employees located throughout the world, Forum is well positioned to provide the products and technologies essential to solving the increasingly complex challenges of the subsea, drilling and production sectors of the oil and gas industry. For more information, please visit Forum's website at www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.

These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Patrick Connelly - Vice President, Strategic Development
Investor Relations
281.949.2513
patrick.connelly@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	June 30,		March 31,
(in thousands, except per share information)	2012	2011	2012
Revenue	$373,512	$257,454	$363,489
Total operating expenses	303,674	230,973	293,276
Operating income	69,838	26,481	70,213
Interest expense	3,623	4,449	5,786
(Gain) loss on foreign exchange	335	687	31
Profit before income taxes	65,880	21,345	64,396
Provision for income tax expense	21,742	7,453	21,885
Net income	44,138	13,892	42,511
Less: Net income attributable to noncontrolling interest	17	158	29
Net income attributable to common stockholders	$44,121	$13,734	$42,482

Weighted average shares outstanding (1)
Basic	82,495	59,471	67,960
Diluted	89,794	62,660	74,741

Earnings per share
Basic	$0.53	$0.23	$0.63
Diluted	$0.49	$0.22	$0.57

(1) Second quarter 2012 diluted earnings per share include the weighted impact of the 16.6 million shares issued in the IPO and concurrent private placement on April 12, 2012.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)
	Six months ended
	June 30,
(in thousands, except per share information)	2012	2011
Revenue	$737,001	$460,506
Total operating expenses	596,950	411,393
Operating income	140,051	49,113
Interest expense	9,409	7,689
(Gain) loss on foreign exchange	366	751
Profit before income taxes	130,276	40,673
Provision for income tax expense	43,627	14,383
Net income	86,649	26,290
Less: Net income attributable to noncontrolling interest	46	187
Net income attributable to common stockholders	$86,603	$26,103

Weighted average shares outstanding (1)
Basic	75,248	58,889
Diluted	81,990	61,333

Earnings per share
Basic	$1.15	$0.44
Diluted	$1.06	$0.43

(1) Second quarter 2012 diluted earnings per share include the weighted impact of the 16.6 million shares issued in the IPO and concurrent private placement on April 12, 2012.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets

(in thousands of dollars)	June 30, 2012	December 31, 2011
Assets	(unaudited)
Current assets
Cash and cash equivalents	$14,802	$20,548
Other current assets	706,333	598,038
Total current assets	721,135	618,586
Property and equipment, net of accumulated depreciation	134,785	124,840
Goodwill	602,795	600,827
Other long-term assets	247,780	263,062
Total assets	$1,706,495	$1,607,315
Liabilities and Equity
Current liabilities
Current portion of long-term debt and capital lease obligations	$16,621	$5,176
Accounts payable—trade	114,493	97,642
Accrued liabilities	89,742	92,251
Other current liabilities	35,053	59,583
Total current liabilities	255,909	254,652
Long-term debt, net of current portion	349,948	660,379
Other long-term liabilities	37,645	37,152
Total liabilities	643,502	952,183
Equity
Total stockholders’ equity	1,062,318	654,493
Noncontrolling interest in subsidiary	675	639
Total equity	1,062,993	655,132
Total liabilities and equity	$1,706,495	$1,607,315

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Six months ended June 30,
(in thousands of dollars)	2012	2011
Cash flows from operating activities
Net income	$86,649	$26,290
Change in contingent consideration and impairment of intangible assets	(2,739)	5,800
Depreciation and amortization	25,105	16,355
Other, primarily working capital	(76,836)	(46,539)
Net cash provided by operating activities, excluding contingent consideration payments (1)	$32,179	$1,906
Cash flows from investing activities
Capital expenditures for property and equipment	$(25,086)	$(20,482)
Acquisition of businesses, net of cash acquired	(2,839)	(65,249)
Other	2,627	906
Net cash provided by (used in) investing activities	$(25,298)	$(84,825)
Cash flows from financing activities
Borrowings of long-term debt	$78,464	$76,505
Repayment of long-term debt	(383,797)	—
Proceeds of IPO, net of offering costs	256,880	—
Proceeds from concurrent private placement	50,000	—
Payment of contingent consideration	(18,227)	—
Other	4,065	49,552
Net cash provided by (used in) financing activities, including contingent consideration payments	$(12,615)	$126,057
Effect of exchange rate changes on cash	(12)	2,651
Net increase (decrease) in cash and cash equivalents	$(5,746)	$45,789

(1) For the six months ended June 30, 2012, the amount excluded from cash provided by operating activities for the contingent consideration payment is $7.1 million and this amount is included in the “Payment of contingent consideration” caption.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)
	Three months ended
	June 30, 2012	June 30, 2011			March 31, 2012
(in thousands of dollars)	Actual	Actual	Adjustments (1)	Pro forma	Actual
Revenue
Drilling & Subsea	$222,651	$147,239	$43,091	$190,330	$213,064
Production & Infrastructure	151,080	110,215	5,709	115,924	150,595
Eliminations	(219)	—	—	—	(170)
Total revenue	$373,512	$257,454	$48,800	$306,254	$363,489

Gross profit
Drilling & Subsea	$80,812	$46,653	$22,854	$69,507	$79,214
Gross margin %	36.3%	31.7%		36.5%	37.2%
Production & Infrastructure	41,990	30,539	3,987	34,526	47,229
Gross margin %	27.8%	27.7%		29.8%	31.4%
Total Gross profit	$122,802	$77,192	$26,841	$104,033	$126,443
Gross margin %	32.9%	30.0%		34.0%	34.8%

Selling, general and administrative expenses
Drilling & Subsea	$34,430	$21,869	$9,402	$31,271	$33,218
Percentage of D&S revenue %	15.5%	14.9%		16.4%	15.6%
Production & Infrastructure	17,131	13,899	1,344	15,243	17,537
Percentage of P&I revenue %	11.3%	12.6%		13.1%	11.6%
Corporate	4,644	6,919	—	6,919	4,099
Total selling, general and administrative expenses	$56,205	$42,687	$10,746	$53,433	$54,854
Percentage of total revenue %	15.0%	16.6%		17.4%	15.1%

Operating income
Drilling & Subsea	$46,382	$24,784	$13,452	$38,236	$45,996
Operating income margin %	20.8%	16.8%		20.1%	21.6%
Production & Infrastructure	24,859	16,640	2,643	19,283	29,692
Operating income margin %	16.5%	15.1%		16.6%	19.7%
Corporate	(4,644)	(6,919)	—	(6,919)	(4,099)
Total Segment operating income	66,597	34,505	16,095	50,600	71,589
Other items not included in segment operating income (2)	3,241	(8,024)	—	(8,024)	(1,376)
Total operating income	$69,838	$26,481	$16,095	$42,576	$70,213
Operating income margin %	18.7%	10.3%		13.9%	19.3%

EBITDA
Drilling & Subsea	$55,634	$30,124	$15,676	$45,800	$54,580
Percentage of D&S revenue %	25.0%	20.5%		24.1%	25.6%
Production & Infrastructure	28,108	19,038	2,775	21,813	32,778
Percentage of P&I revenue %	18.6%	17.3%		18.8%	21.8%
Corporate	(4,273)	(6,887)	935	(5,952)	(4,025)
Other items (3)	3,297	(8,141)	—	(8,141)	(1,355)
Total EBITDA	$82,766	$34,134	$19,386	$53,520	$81,978
Percentage of total revenue %	22.2%	13.3%		17.5%	22.6%

(1) Adjustments to reflect the eight acquisitions completed in 2011 as if each had occurred on January 1, 2011.
(2) Includes contingent consideration, intangible asset impairment, transaction expenses and gain/(loss) on sale of assets.
(3) Includes contingent consideration, intangible asset impairment and transaction expenses.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)
	Six months ended
	June 30, 2012	June 30, 2011
(in thousands of dollars)	Actual	Actual	Adjustments (1)	Pro forma
Revenue
Drilling & Subsea	$435,715	$267,965	$86,157	$354,122
Production & Infrastructure	301,675	192,541	22,030	214,571
Eliminations	(389)	—	—	—
Total revenue	$737,001	$460,506	$108,187	$568,693

Gross profit
Drilling & Subsea	$160,026	$82,702	$47,220	$129,922
Gross margin %	36.7%	30.9%		36.7%
Production & Infrastructure	89,219	53,287	10,747	64,034
Gross margin %	29.6%	27.7%		29.8%
Total Gross profit	$249,245	$135,989	$57,967	$193,956
Gross margin %	33.8%	29.5%		34.1%

Selling, general and administrative expenses
Drilling & Subsea	$67,648	$42,636	$17,776	$60,412
Percentage of D&S revenue %	15.5%	15.9%		17.1%
Production & Infrastructure	34,668	26,261	3,207	29,468
Percentage of P&I revenue %	11.5%	13.6%		13.7%
Corporate	8,743	9,983	31	10,014
Total selling, general and administrative expenses	$111,059	$78,880	$21,014	$99,894
Percentage of total revenue %	15.1%	17.1%		17.6%

Operating income
Drilling & Subsea	$92,378	$40,066	$29,444	$69,510
Operating income margin %	21.2%	15.0%		19.6%
Production & Infrastructure	54,551	27,026	7,540	34,566
Operating income margin %	18.1%	14.0%		16.1%
Corporate	(8,743)	(9,983)	(31)	(10,014)
Total segment operating income	138,186	57,109	36,953	94,062
Other items not included in segment operating income (2)	1,865	(7,996)	—	(7,996)
Total operating income	$140,051	$49,113	$36,953	$86,066
Operating income margin %	19.0%	10.7%		15.1%

EBITDA
Drilling & Subsea	$110,214	$51,633	$35,757	$87,390
Percentage of D&S revenue %	25.3%	19.3%		24.7%
Production & Infrastructure	60,886	31,295	8,007	39,302
Percentage of P&I revenue %	20.2%	16.3%		18.3%
Corporate	(8,298)	(9,983)	2	(9,981)
Other items (3)	1,942	(8,415)	—	(8,415)
Total EBITDA	$164,744	$64,530	$43,766	$108,296
Percentage of total revenue %	22.4%	14.0%		19.0%

(1) Adjustments to reflect the eight acquisitions completed in 2011 as if each had occurred on January 1, 2011.
(2) Includes contingent consideration, intangible asset impairment, transaction expenses and gain/(loss) on sale of assets.
(3) Includes contingent consideration, intangible asset impairment and transaction expenses.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Three months ended
	June 30, 2012	June 30, 2011		March 31, 2012
(in thousands of dollars)	Actual	Actual	Pro forma	Actual
EBITDA reconciliation
Net income attributable to common stockholders	$44,121	$13,734	$20,541	$42,482
Interest expense	3,623	4,449	10,256	5,786
Depreciation and amortization	13,280	8,498	11,762	11,825
Income tax expense	21,742	7,453	10,961	21,885
EBITDA	$82,766	$34,134	$53,520	$81,978

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Six months ended
	June 30, 2012	June 30, 2011
(in thousands of dollars)	Actual	Actual	Pro forma
EBITDA reconciliation
Net income attributable to common stockholders	$86,603	$26,103	$43,003
Interest expense	9,409	7,689	19,489
Depreciation and amortization	25,105	16,355	23,083
Income tax expense	43,627	14,383	22,721
EBITDA	$164,744	$64,530	$108,296